EXHIBIT 99.1

MATRIA HEALTHCARE, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed balance sheet is based on the historical financial statements of Matria Healthcare, Inc. (“Matria” or the “Company”) after giving effect to (i) the gain on the disposal of Matria Holding GmbH, the direct parent of Dia Real and eu-medical, (ii) the gain on the disposal of Facet Technologies, LLC (“Facet”), a Matria wholly-owned subsidiary, and (iii) the repayment of debt with estimated net proceeds from these dispositions. The pro forma condensed consolidated statements of operations are not required for this Form 8-K as the effect of the “GmbH Disposition” and the “Facet Disposition” (as defined below) has been fully reflected in the Company’s historical consolidated statements of operations.

On October 17, 2006, Matria completed its previously reported disposition of Matria Holding GmbH, the direct parent of Dia Real and eu-medical (the “GmbH Disposition”), pursuant to the Sale and Purchase Agreement, dated September 22, 2006, by and among Matria, Diabetes Acquisition, Inc., a wholly owned subsidiary of Matria, OPG Groep N.V. and OPG Groep N.V.'s wholly-owned subsidiary, OPG Holding GmbH (the “ GmbH Purchaser”). The GmbH Purchaser paid Matria approximately $33 million in cash, subject to adjustments as set forth in the Sale and Purchase Agreement.

As previously disclosed, on September 1, 2006, Matria completed its disposition of Facet pursuant to the Membership Interest Purchase Agreement dated July 26, 2006, by and among Matria, Facet and Facet Acquisition LLC (the “Facet Purchaser”), an affiliate of Water Street Capital Partners, L.P., a Chicago-based private equity firm specializing in healthcare investments (the “Facet Disposition”). Pursuant to the terms of the Facet Purchase Agreement, Facet Purchaser paid Matria approximately $122 million in cash as consideration for the Facet Disposition, subject to certain adjustments set forth in the Membership Interest Purchase Agreement.

The unaudited pro forma condensed consolidated balance sheet includes specific assumptions and adjustments related to the GmbH Disposition and the Facet Disposition. The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented. The unaudited pro forma condensed balance sheet, including the notes thereto, should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

The unaudited pro forma condensed consolidated balance sheet presented is for informational purposes only.

MATRIA HEALTHCARE, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
As of June 30, 2006
(In thousands)
Unaudited

		Facet		Matria Holding GmbH
	June 30, 2006	Pro Forma		Pro Forma
	As Reported	Adjustments (1)		Adjustments (2)		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$23,259	$-		$-		$23,259
Restricted cash	1,594	-		-		1,594
Trade accounts receivables, net	52,587	-		-		52,587
Assets held for sale	135,649	(104,642)	(a)	(31,007)	(e)	-
Prepaid expenses and other current assets	11,233	-		-		11,233
Deferred income taxes	13,720	-		-		13,720
Total current assets	238,042	(104,642)		(31,007)		102,393

Property and equipment, net	37,508	-		-		37,508
Goodwill	456,450	-		-		456,450
Other intangibles, net	59,463	-		-		59,463
Deferred income taxes, net	12,787	(8,744)	(b)	(473)	(f)	3,570
Other assets	14,631	-		-		14,631

Total assets	$818,881	$(113,386)		$(31,007)		$674,015

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term borrowings and current portion of long-term debt	$177,342	$(116,745)	(d)	$(29,412)	(h)	$31,185
Accounts payable	9,501	-		-		9,501
Liabilities related to assets held for sale	22,257	(12,481)	(a)	(9,776)	(e)	-
Unearned revenues	16,307	-				16,307
Accrued liabilities	32,078	-		-		32,078
Total current liabilities	257,485	(129,226)		(39,188)		89,071

Long-term debt, excluding current installments	279,709	-		-		279,709
Other long-term liabilities	10,382	-		-		10,382
Total liabilities	547,576	(129,226)		(39,470)		379,162

Shareholders' equity	271,305	15,840	(c)	7,708	(f)	294,853

Total liabilities and shareholders' equity	$818,881	$(113,386)		$(31,007)		$674,015

(1) See Note 2 to the unaudited pro forma condensed financial statements.
(2) See Note 3 to the unaudited pro forma condensed financial statements.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MATRIA HEALTHCARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
(In thousands)

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed balance sheet included in this Form 8-K is based on the historical financial statements of Matria Healthcare, Inc. (“Matria” or the “Company”) after giving effect to (i) the gain on the disposal of Matria Holding GmbH, the direct parent of Dia Real and eu-medical, (ii) the gain on the disposal of Facet Technologies, LLC (“Facet”), a Matria wholly-owned subsidiary, and (iii) the repayment of debt with estimated net proceeds from these dispositions.

The pro forma condensed consolidated statements of operations are not required for this Form 8-K as the effect of the GmbH Disposition and the Facet Disposition has been fully reflected in the Company’s historical consolidated statements of operations.

On October 17, 2006, Matria completed it previously reported disposition of Matria Holding GmbH, the direct parent of Dia Real and eu-medical (the “GmbH Disposition”), pursuant to the Sale and Purchase Agreement, dated September 22, 2006, by and among Matria, Diabetes Acquisition, Inc., a wholly owned subsidiary of Matria, OPG Groep N.V. and OPG Groep N.V.'s wholly-owned subsidiary, OPG Holding GmbH (the “ GmbH Purchaser”). The GmbH Purchaser paid Matria approximately $33 million in cash, subject to adjustments as set forth in the Sale and Purchase Agreement.

As previously disclosed, on September 1, 2006, Matria completed its disposition of Facet pursuant to the Membership Interest Purchase Agreement dated July 26, 2006, by and among Matria, Facet and Facet Acquisition LLC (the “Facet Purchaser”), an affiliate of Water Street Capital Partners, L.P., a Chicago-based private equity firm specializing in healthcare investments (the “Facet Disposition”). Pursuant to the terms of the Facet Purchase Agreement, Facet Purchaser paid Matria approximately $122 million in cash as consideration for the Facet Disposition, subject to certain adjustments set forth in the Membership Interest Purchase Agreement.

The unaudited pro forma condensed balance sheet of Matria as of June 30, 2006, is presented as if the GmbH Disposition and the Facet Disposition occurred on June 30, 2006.

2.	Facet Pro Forma Adjustments

Pro forma adjustments for the Facet Disposition are necessary to reflect the pro forma gain on the disposal of Facet and the repayment of debt with estimated net proceeds from the Facet Disposition. The pro forma adjustments included in the unaudited pro forma condensed balance sheet as of June 30, 2006, are as follows:

a.	Adjustment to eliminate all of the assets and liabilities of Facet from assets held for sale and liabilities related to assets held for sale.

b.	Adjustment to reflect the change in deferred income taxes as a result of the Facet Disposition.

c.	Adjustment to reflect the pro forma gain, net of income taxes, on the Facet Disposition as if the transaction had occurred on June 30, 2006.

d.	Adjustment to reflect the reduction in debt with the net proceeds from Facet Disposition.

3.	GmbH Pro Forma Adjustments

Pro forma adjustments for the GmbH Disposition are necessary to reflect the pro forma gain on the disposal of Matria Holding GmbH and the repayment of debt with estimated net proceeds from the GmbH Disposition. The pro forma adjustments included in the unaudited pro forma condensed balance sheet as of June 30, 2006, are as follows:

e.	Adjustment to eliminate all of the assets and liabilities of Matria Holding GmbH from assets held for sale and liabilities related to assets held for sale.

f.	Adjustment to reflect the change in deferred income taxes as a result of the GmbH Disposition.

g.	Adjustment to reflect the pro forma gain, net of income taxes, on the GmbH Disposition as if the transaction had occurred on June 30, 2006.

h.	Adjustment to reflect the reduction in debt with the net proceeds from GmbH Disposition.